SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2007

IBERIABANK CORPORATION

(Exact name of Registrant as Specified in Charter)

Louisiana	0-25756	72-1280718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Congress Street, Lafayette, Louisiana 70501

(Address of Principal Executive Offices)

(337) 521-4003

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 19, 2007, the Board of Directors of the Registrant approved amendments to Section 8 (“Stock”) of the Registrant’s Bylaws to permit the issuance and transfer of both certificated and uncertificated shares of capital stock, to comply with new rules enacted by The Nasdaq Stock Market, Inc. (“Nasdaq”). The changes also allow the Board of Directors to direct the issuance of uncertificated shares of capital stock in replacement for previously issued shares of certificated capital stock. The new Nasdaq rules require all securities listed on Nasdaq to be eligible for a “direct registration program” operated by a clearing agency by January 1, 2008. A direct registration program enables investors to establish, either through a company’s transfer agent or through the investor’s broker-dealer, a book-entry position on the books of the issuer and to electronically transfer their positions through the Depositary Trust Company. It also enables investors to have securities registered in their names without having a physical certificate issued. The changes to Section 8 of the Registrant’s Bylaws are intended to permit the Registrant to satisfy these new requirements.

The amended Bylaws are effective as of November 19, 2007. The summary of changes to the Bylaws set forth above is qualified in its entirety by reference to the full text of the Bylaws of the Registrant, a copy of which is attached to this report as Exhibit 3.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit 3.1	Bylaws, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IBERIABANK CORPORATION

DATE: November 19, 2007	By:	/s/ Daryl G. Byrd
Daryl G. Byrd
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number
3.1	Bylaws, as amended.